As filed with the Securities and Exchange Commission on November 7, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PALM HARBOR HOMES, INC.

(Exact name of registrant as specified in its charter)

Florida	59-1036634
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15303 Dallas Parkway, Suite 800

Addison, Texas 75001

(972) 991-2422

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Larry H. Keener

Chairman and Chief Executive Officer

15303 Dallas Parkway, Suite 800

Addison, Texas 75001

(972) 991-2422

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gina E. Betts

Locke Liddell & Sapp LLP

2200 Ross Avenue, Suite 2200

Dallas, Texas 75201

(214) 740-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	39,733	$13.625	541,362.12	$57.93

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the high and low sales prices of the common stock on the Nasdaq Stock Market on November 3, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2006

PROSPECTUS

PALM HARBOR HOMES, INC.

39,733 SHARES OF COMMON STOCK

We are registering the common stock being offered by this prospectus in order to permit the holders thereof to sell such shares without restriction, in the open market or otherwise; however, the registration of such common stock does not necessarily mean that they will be sold. We will not receive any proceeds from this offering.

Our common stock is quoted on the Nasdaq Stock Market under the symbol “PHHM.” On November 3, 2006, the last reported closing price of our common stock on the Nasdaq Stock Market was $13.47 per share.

The securities offered hereby involve a high degree of risk. See “ Risk Factors” on page 4, as well as the risk factors relating to our business that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended March 31, 2006.

The selling shareholders are offering these shares of common stock. The selling shareholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling shareholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities discussed in the prospectus, nor have they determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November             , 2006

You should rely only on the information contained herein or specifically incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any document incorporated herein by reference is accurate as of any date other than the date of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “will,” “plan,” “intend” and “expect” and similar expressions identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in any forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in this prospectus, including under the heading “Risk Factors.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Except as required by federal securities laws, we are under no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

i

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled “Risk Factors” before making an investment decision.

Our Company

We are one of the leading manufacturers and marketers of factory-built homes in the United States. We market nationwide through vertically integrated operations, encompassing manufactured housing, modular housing, chattel and mortgage bank financing and insurance. In fiscal 2006, we sold 1,015 single-section homes, 6,282 multi-section homes and 1,614 modular homes. At September 29, 2006, we sold homes through our 111 company-owned retail superstores and builder locations and approximately 350 independent retail dealers, builders and developers. We currently operate 16 manufacturing facilities.

Through our 80% owned subsidiary, CountryPlace Mortgage, Ltd., we offer chattel and non-conforming land/home loans to purchasers of manufactured homes. The loans originated through CountryPlace are held for our own investment portfolio and ultimately securitized. We provide property and casualty insurance for owners of manufactured homes through our subsidiary, Standard Casualty Company.

During fiscal 2005, we began to serve as a general contractor with respect to virtually all aspects of the sale and construction process in certain regions of the country. This could include foundation work, driveways, landscape installations and other amenities the customer requests to complete the home. We anticipate expanding this role to additional geographic regions in future periods. During the first half of fiscal 2007, we completed 389 jobs for our company-owned superstores and builder locations and 232 for independent dealers, builders and developers.

Manufactured Housing Operations. We manufacture single and multi-section manufactured homes under various brand names including Palm Harbor™, Masterpiece™, Keystone™, CountryPlace™, River Bend™ and Windsor Homes™. We offer over 600 floor plans ranging in size from approximately 800 to 3,200 square feet. Our typical manufactured home contains two to five bedrooms, a living room, family room, dining room, kitchen, two or three bathrooms and features central air conditioning and heating, a range, refrigerator, carpeting and drapes. We also offer optional amenities such as dishwashers, washers, dryers, furniture packages and specialty cabinets. Although we produce manufactured homes across a wide retail price range, the average retail sales price (excluding land) for the first six months of fiscal 2007 of our manufactured homes was approximately $82,000.

Modular Housing Operations. We manufacture modular homes principally through our wholly-owned subsidiary, Nationwide Custom Homes, Inc. We also manufacture, sell, finance and insure a line of modular homes called Discovery Custom Homes™. These homes are built in eight of our factories and are sold through our own stores and through independent dealers, builders and developers.

Modular homes are built in accordance with state or local building codes. Our modular homes include single story ranch homes, split-levels and two and three story homes with a variety of floor plans and exteriors. The average retail sales price (excluding land) for the first six months of fiscal 2007 of our modular homes was approximately $163,000.

Retail Operations. Our manufactured homes are sold through a distribution network consisting of retail superstores owned by us and independent dealers, builders and developers. The following table sets forth the number of homes sold by us through each of these distribution channels, as well as the number of company-owned retail superstores and independent dealers and builders, during the past three fiscal years and the most recent six months:

	Fiscal Year Ended			Six Months Ended
	March 31, 2006	March 25, 2005	March 26, 2004	September 29, 2006
Factory-built homes sold by:
Company-owned superstores and builder locations	4,471	4,762	5,846	2,292
Independent dealers, builders and developers	4,440	3,186	2,370	1,688

Total	8,911	7,948	8,216	3,980

Number of:
Company-owned superstores and builder locations	116	121	149	111
Independent dealers, builders and developers	350	375	275	350

Total	446	496	424	461

Consumer Financing. We maintain relationships with conventional lenders who provide two basic types of consumer financing in the manufactured housing industry: (1) chattel or personal property loans for purchasers of a home with no real estate involved and (2) land/home loans or mortgages that finance the land, home and all improvements on the property. There are two types of mortgages — conforming and non-conforming. Conforming loans conform to Federal Housing Administration, Department of Veterans Affairs, Federal Home Loan Mortgage Corporation (Freddie Mac) and Federal National Mortgage Association (Fannie Mae) requirements. Generally, the type of required foundations installed conform to federal requirements and the borrower must meet certain criteria. Non-conforming mortgages are financed by a major bank or lending institution that does not require a specific foundation type and has more flexible criteria. Beginning in fiscal 2000 and continuing through fiscal 2006, many consumer lenders have tightened credit-underwriting standards which has resulted in reduced lending volumes and lower sales volumes of manufactured homes.

Some of our customers obtain third-party construction financing, which allows for progress payments to be made to us at periodic intervals during the manufacturing loans, sale and closing process. This type of financing is primarily available to those customers obtaining land/home loans and mortgages, which finance the land, home and improvements of a piece of real property. Such third-party construction financing through our customers is generally more advantageous to us in that the cash is received earlier and can be used for various corporate purposes.

In addition, we provide financing to our customers on competitive terms through our 80% owned subsidiary, CountryPlace. Through CountryPlace, we offer customary chattel loans and non-conforming land/home loans for manufactured homes. The loans originated through CountryPlace are held for our own investment portfolio and ultimately securitized. We believe that providing this financing alternative to our customers improves our responsiveness to the financing needs of prospective purchasers and provides us with an additional source of earnings.

We have filed a petition for the dissolution of our partnership with BSM Financial, L.P., a conventional real estate mortgage bank of which we are the 50 percent sole limited partner. We wrote off our investment in BSM during the second fiscal quarter, resulting in a charge of approximately $4.4 million. Subsequent to September 29, 2006, the Company received a countersuit from BSM alleging, among other things, breach of contract and related claims. The Company intends to vigorously defend itself against these claims and pursue its own claims.

Insurance. We offer property and casualty insurance as well as extended warranties for owners of manufactured homes through our subsidiary, Standard Casualty. During fiscal 2006, 58% and 90% of homeowners who purchased a home through our own retail superstores purchased property and casualty insurance and extended warranties, respectively. As of September 29, 2006, Standard Casualty had approximately 10,300 policies in force.

Please see “Item 1. Business” in our Form 10-K which is incorporated by reference herein for further information regarding our business.

Our Corporate Information

We were incorporated in Florida in 1977. Our principal corporate office is located at 15303 Dallas Parkway, Suite 800, Addison, Texas 75001 (telephone (972) 991-2422). Our internet address is www.palmharbor.com,

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described in the section titled “Risk Factors” in our most recent annual report on Form 10-K, which has been filed with the SEC and is incorporated herein by reference along with any amendments or updates thereto reflected in subsequent filings with the SEC, including our Forms 10-Q, and all the other information contained and incorporated by reference in this prospectus before investing in our common stock. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

DIVIDEND POLICY

We have not declared any cash dividends on our common stock since its issuance and have no present intention to pay cash dividends.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the common stock by selling shareholders. We will bear all expenses in connection with the registration of the shares, other than underwriting discounts and selling commissions.

SELLING SHAREHOLDERS

We initially issued the common stock registered hereby to certain of our employees in transactions exempt from registration under the Securities Act. The shares of common stock that may be offered pursuant to this prospectus will be offered by the selling shareholders, which includes their transferees, distributees, pledgees or donees or their successors. The following table sets forth certain information concerning the number of shares of common stock beneficially owned by each selling shareholder that may be offered from time to time pursuant to this prospectus. Kelly Tacke is our Executive Vice President and Chief Financial Officer. The other selling shareholders are our employees.

SELLING SHAREHOLDERS TABLE

Name	Shares of common stock owned before the offering	Shares of common stock offered	Shares of common stock owned after the offering	Percentage of common stock owned after the offering (1)
Earl Bell	22,955	4,061	18,894	*
George Draper	11,559	2,703	8,856	*
Mark Fizgerald	3,914	3,351	563	*
Anthony Lucas	8,262	8,262	0	*
Tommy Rakes	4,081	3,476	605	*
Steven Reyenga	6,072	3,978	2,094	*
Gavin Ryan	5,449	2,742	2,707	*
James Seekford	4,050	3,452	598	*
Kareen Strickler	3,534	1,554	1,980	*
Kelly Tacke	57,212	3,451	53,761	*
Michael Wnek	11,126	2,703	8,423	*

*	Less than 1%.

(1)	We have determined the number and percentage of shares of common stock owned after the offering by assuming that each of the selling shareholders will sell all of his or her shares being offered pursuant to this prospectus, but will not sell any other shares that they own. In fact, the selling shareholders may sell none, all or some portion of their holdings.

PLAN OF DISTRIBUTION

The selling shareholders and their successors, which includes their transferees, distributees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwrites, brokers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The common stock may be sold in one or more transactions at fixed prices:

•	at prevailing market prices at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected in transactions in the following manner (which may involve crosses or block transactions):

•	on any national securities exchange or quotation service on which the notes or the common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise; or

•	through the settlement of short sales.

Selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the notes or the underlying common stock and deliver these securities to close out such short positions, or loan or pledge the notes or the common stock into which the notes are convertible to broker-dealers that in turn may sell the securities.

From time to time, one or more of the selling shareholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the securities owned by them. Any such distributees, devisees or donees will be deemed to be selling shareholders. Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders.

The aggregate proceeds to the selling shareholders from the sale of the common stock will be the sale price of the common stock less any discounts and commissions. A selling shareholder reserves the right to accept and, together with their agents, to reject, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our common stock is quoted on The Nasdaq Stock Market.

The common stock may be sold in some states only through registered or licensed brokers or dealers. The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

In addition, any securities converted by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. A selling shareholder may not sell any of the common stock described herein and may not transfer, devise or gift such securities by other means not described in this prospectus.

If required, the common stock to be sold, names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common stock to the public other than applicable transfer taxes and commissions, fees and discounts of underwriters, brokers, dealers and agents.

LEGAL MATTERS

Locke Liddell & Sapp LLP, Dallas, Texas, will pass upon the validity of the common stock on our behalf.

EXPERTS

The consolidated financial statements of Palm Harbor Homes, Inc. appearing in Palm Harbor Homes, Inc.’s Annual Report (Form 10-K) for the years ended March 31, 2006 and March 25, 2005, and for each of the three years in the period ended March 31, 2006, and Palm Harbor Homes, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC’s web site at http://www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. Our SEC filings are also available through our website at www.palmharbor.com. The information on our website is not, and you must not consider such information to be, a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be incorporated by reference into this prospectus modifies or supercedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Items 2.02 or 8.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2006;

•	Our Quarterly Report on Form 10-Q for the three months ended June 30, 2006;

•	Our Quarterly Report on Form 10-Q for the six months ended September 29, 2006; and

•	The description of our common stock contained in our registration statement on Form 8-A filed June 15, 1995.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Palm Harbor Homes, Inc.

15303 Dallas Parkway, Suite 800

Addison, Texas 75001-4600

Attention: Investor Relations

(972) 991-2422

39,733 SHARES OF COMMON STOCK

Palm Harbor Homes, Inc.

PROSPECTUS

November     , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate (other than with respect to the Registration Fee) of the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration Fee – Securities and Exchange Commission	$57.93
Printing	-0-
Accounting Fees and Expenses	7,500.00	(1)
Legal Fees and Expenses	4,000.00	(1)
Miscellaneous	-0-

Total	$11,557.93

(1)	Estimated

We will bear all expenses shown above. The selling shareholders will bear all underwriting discounts and selling commissions and transfer taxes applicable to the sale of shares sold pursuant to this registration statement.

Item 15.	Indemnification of Directors and Officers.

Section 607.0850, Florida Statutes, grants a corporation the power to indemnify its directors, officers, employees, and agents for various expenses incurred resulting from various actions taken by its directors, officers, employees, or agents on behalf of the corporation. In general, if an individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the action was unlawful, then the corporation has the power to indemnify said individual who was or is a party to any proceeding (including, in the absence of an adjudication of liability (unless the court otherwise determines), any proceeding by or in the right of the corporation) against liability expenses, including counsel fees, incurred in connection with such proceeding, including any appeal thereof (and, as to actions by or in the right of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof). To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any proceeding, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. The term “proceeding” includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Any indemnification in connection with the foregoing, unless pursuant to a determination by a court, shall be made by the corporation upon a determination that indemnification is proper in the circumstances because the individual has met the applicable standard of conduct. The determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding; (ii) by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected by the board of directors or such committee; or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, then the directors or the committee shall evaluate the reasonableness of expenses and may authorize indemnification. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

Section 607.0850 also provides that the indemnification and advancement of expenses provided pursuant to that Section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses may not be made if a judgment or other final adjudication established that the individual’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute (1) a violation of the criminal law (unless the individual had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful); (2) a transaction from which the individual derived an improper personal benefit; (3) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable; or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor in a proceeding by or in the right of a shareholder. Indemnification and advancement of expenses shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person, unless otherwise provided when authorized or ratified.

Section 607.0850 further provides that unless the corporation’s articles of incorporation provide otherwise, then notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (1) the individual is entitled to mandatory indemnification under Section 607.0850 (in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses); (2) the individual is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power under Section 607.0850; or (3) the individual is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether the person met the standard of conduct set forth in Section 607.0850. Further, a corporation is granted the power to purchase and maintain indemnification insurance.

Our Amended and Restated Articles of Incorporation provide that we will indemnify any director or officer to full extent permitted by law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify such persons against any costs incurred by them in connection with any action, suit, arbitration or proceeding based upon, or arising from, such person’s service as our officer or director or one of our affiliates. Such indemnification will only be granted if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful.

Item 16.	Exhibits.

The following exhibits, required by Item 601 of Regulation S-K, are filed as a part of this registration statement. Exhibit numbers in the left column correspond to those of Item 601 of Regulation S-K.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 33-79164 (the “Form S-1”)).

3.2	Articles of Amendment (Incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1).

3.3	Restated Bylaws (Incorporated by reference to Exhibit 3.3 to the Registrant’s Form S-1).

4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1).

4.2	Indenture dated May 11, 2004, by and between Palm Harbor Homes, Inc., as issuer, and American Stock Transfer & Trust Company, as trustee. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-118669 (the “Form S-3”)).

4.3	Form of 3.25% Convertible Senior Note due 2024 (Incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-3).

*5.1	Opinion of Locke Liddell & Sapp LLP as to the legality of the securities being registered.

*23.1	Consent of Ernst & Young LLP.

23.2	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page).

*	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commissions pursuant to Ruse 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that a time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus or any prospectus supplement filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus or prospectus supplement filed by the registrant pursuant to Rule 424(b) or (4) or 497(h) under the Securities Act shall be deemed to be part o this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus or prospectus supplement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on November 7, 2006.

Palm Harbor Homes, Inc.

By:	/s/ Larry Keener
Larry H. Keener
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lee Posey, Larry H. Keener and Kelly Tacke, and each of them, with the full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement, and any or all amendments thereto (including, without limitation, post-effective amendments), any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Larry H. Keener Larry H. Keener	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2006

/s/ Lee Posey Lee Posey	Chairman Emeritus	November 7, 2006

/s/ Kelly Tacke Kelly Tacke	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2006

/s/ Jerry Mallonee Jerry Mallonee	Director	November 7, 2006

/s/ Frederick R. Meyer Frederick R. Meyer	Director	November 7, 2006

/s/ Elysia Holt Ragusa Elysia Holt Ragusa	Director	November 7, 2006

Signatures	Title	Date
/s/ Walter D. Rosenberg, Jr. Walter D. Rosenberg, Jr.	Director	November 7, 2006

/s/ A. Gary Shilling A. Gary Shilling	Director	November 7, 2006

/s/ William R. Thomas William R. Thomas	Director	November 7, 2006

/s/ W. Christopher Wellborn W. Christopher Wellborn	Director	November 7, 2006

/s/ John H. Wilson John H. Wilson	Director	November 7, 2006

INDEX TO EXHIBITS

Exhibits No.	Description
3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 33-79164 (the “Form S-1”)).

3.2	Articles of Amendment (Incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1).

3.3	Restated Bylaws (Incorporated by reference to Exhibit 3.3 to the Registrant’s Form S-1).

4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1).

4.2	Indenture dated May 11, 2004, by and between Palm Harbor Homes, Inc., as issuer, and American Stock Transfer & Trust Company, as trustee. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-118669 (the “Form S-3”)).

4.3	Form of 3.25% Convertible Senior Note due 2024 (Incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-3).

* 5.1	Opinion of Locke Liddell & Sapp LLP as to the legality of the securities being registered.

*23.1	Consent of Ernst & Young LLP.

23.2	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page).

*	Filed herewith